                                                                 EXHIBIT 10.5


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, made and entered into as of the 3rd day of December 1996, by and among FIBREBOARD CORPORATION, a Delaware corporation ("Seller"), BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation ("Buyer"), and FIRST TRUST OF CALIFORNIA, a national association, San Francisco, California (the "Escrow Agent"),

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, pursuant to that certain Stock Purchase and Indemnification Agreement among Seller, Buyer, Trimont Land Company, a California corporation doing business as Northstar-at-Tahoe ("Northstar"), Sierra-at-Tahoe, Inc., a Delaware corporation ("Sierra"), and Bear Mountain, Inc., a Delaware corporation ("Bear Mountain"), dated as of November __, 1996 (the "Purchase Agreement"), Seller has sold all of the issued and outstanding shares of Northstar, Sierra and Bear Mountain to Buyer; and

         WHEREAS, the Parties have agreed to establish an escrow with respect to indemnification by Seller of Buyer with regard to certain potential Liabilities related to Section 2.6.5 of that certain asset purchase agreement dated October 6, 1995, by and among Seller, Bear Mountain, Bear Mountain Ltd. ("BML") and S-K-I Ltd. (the "BML Agreement"), if the consent by BML has not been received or waived by BML on or before the Closing Date, to be maintained until consent has been received from BML or otherwise waived, unless earlier terminated by a joint notice to the Escrow Agent substantially in the Form of Exhibit A hereto signed by Buyer and Seller (the "Escrow Period");

         NOW, THEREFORE, in consideration of the covenants hereinafter contained, the parties hereto agree as follows:

         1. Establishment of the Escrow. As of the date hereof, Buyer has delivered to the Escrow Agent One Million dollars ($1,000,000) (together with all interest earned thereon, the "Escrow Fund"). The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions set forth herein. The Escrow Agent shall deposit the Escrow Fund in a First Trust of California Business Money Market Account.


         2. Costs and Fees of Escrow Agent. Seller and Buyer shall each pay one-half of all costs and fees of the Escrow Agent in connection with this Agreement, as set forth on the Depository Escrow Fee Schedule attached as Exhibit B hereto (the "Fee Schedule").

         3. Escrow Period. The Escrow Fund shall remain in existence until the Escrow Period has expired. The Escrow Period shall be four (4) years from the date first written above; provided, however, that in the event BML files suit against Bear Mountain or Fibreboard within such four year period alleging the violation of the provisions of Section 2.6.5 of the BML Agreement, the Escrow Period shall be extended until such suit is dismissed, settled or finally adjudicated.


         4. Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Seller or Buyer, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.


         5. Claims Upon Escrow Fund. If during the Escrow Period either Seller or Buyer (the "Filing Party") intends to assert that it is entitled to all or any portion of the Escrow Fund pursuant to the terms set forth in
Section 7 of this Escrow Agreement, the Filing Party shall, prior to the expiration of the Escrow Period, file with the Escrow Agent a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or General Partner of the Filing Party stating that the Filing Party is entitled to all or any portion of the Escrow Fund, and specifying in reasonable detail the nature of the Filing Party's claim of entitlement (a "Claim"). Upon receipt of a Claim, the Escrow Agent shall proceed as set forth in Section 6.


         6.    Objections to Claims.

         a. Upon receipt by the Escrow Agent of a Claim filed during the Escrow Period, the Escrow Agent shall deliver a duplicate copy of the Filing Party's Claim to the other party (the "Non-Filing Party") in the manner provided in Section 12 and for a period of fifteen (15) calendar days after such delivery, the Escrow Agent shall make no delivery of Escrow Funds to either party. If the Non-Filing Party objects to such Claim, such Claim shall constitute a "Disputed Claim." To timely object, a Non-Filing Party shall object in a written statement and such statement shall be delivered to the Escrow Agent and the Filing Party prior to the expiration of such fifteen (15) calendar day period, and shall set forth the basis for the objection in reasonable detail.

         b. If the Non-Filing Party has not filed an objection by the expiration of said fifteen (15) calendar day period, the Escrow Agent shall deliver the Escrow Fund or the claimed portion thereof to the Filing Party.

         c. If the Non-Filing Party has timely filed an objection, the Escrow Agent shall maintain the Disputed Claim in escrow.

         7.  Terms of Entitlement to Escrow Fund.

         The Escrow Fund will be held by the Escrow Agent until such time as:

         a. Seller receives consent as required under Section 2.6.5 of the BML Agreement and Buyer and Bear Mountain are provided with reasonably satisfactory evidence of the same;

         b. BML waives the requirement for consent under Section 2.6.5 of the BML Agreement pursuant to formal or informal settlement proceedings with Fibreboard and BML provides to Bear Mountain an unconditional release from any and all Liabilities under Section 2.6.5 of the BML Agreement, in form reasonably satisfactory to Bear Mountain and Buyer; or

         c. a judgment or order is entered by any court or tribunal requiring Bear Mountain or Buyer to make a payment as the result of a breach of
Section 2.6.5 of the BML Agreement and such judgment or order is not stayed.

Following the occurrence of either of the events described in clauses (a) or
(b) above, the Escrow Fund shall be payable to Seller in accordance with the terms hereof. Following the occurrence of the event described in clause (c) above, the Escrow Fund shall be payable to Bear Mountain in accordance with the terms hereof, to the extent necessary to satisfy such judgment.


         8.  Resolution of Conflicts; Arbitration.

         a. The Non-Filing Party and the Filing Party shall attempt in good faith to agree upon the rights of the respective parties with respect to any Disputed Claim. If the Non-Filing Party and the Filing Party should so agree, a memorandum setting forth such agreement, including the distribution of the Escrow Fund and the delivery of the relevant document, shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the assets from the Escrow Fund in accordance with the terms thereof.

         b. If no such agreement can be reached after good faith negotiation within thirty (30) calendar days after filing by the Non-Filing Party of its objection with the Escrow Agent, either the Non-Filing Party or the Filing Party may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. The Non-Filing Party and the Filing Party shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any Claim shall be final, binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

         c. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Francisco, California under the commercial arbitration rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator and the administrative fee of the American Arbitration Association. If neither party is deemed by the arbitrators to have prevailed, each party shall pay one-half of the fees and costs of each arbitrator and such administrative fee.


         9. Lack of Breach; Termination of Escrow Period. In the event that no Claim and no joint notice has been received by the Escrow Agent on or prior to the end of the Escrow Period, one hundred percent (100%) of the Escrow Fund, including all interest earned thereon, shall be distributed by the Escrow Agent to Seller as promptly as practicable.

         10.  Escrow Agent's Duties.

         a. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

         b. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto which are not in compliance with the provisions of Sections 5 and 6 or by any other person, excepting only notices from any arbitrator in compliance with Section 8 or orders or process of courts of law, and is hereby expressly authorized to comply with and obey notices from such arbitrators or orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such notice from an arbitrator or order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such notice from an arbitrator or order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         c. The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         d. The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         11. Escrow Provisions. The provisions of the escrow shall be as set forth herein, the Fee Schedule and the "General Provisions for Corporate Escrow Agreement" attached hereto as Exhibit C (the "General Provisions"). In the event of any conflict between this Agreement and the General Provisions or the Fee Schedule, the General Provisions and the Fee Schedule shall govern.

         12. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier, next day delivery or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested, and addressed as set forth below or to such other address as either party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date stamped on the receipt (rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of the notice).


         i.      Fibreboard Corporation
                 Texas Commerce Tower
                 2200 Ross Avenue, Suite 3600
                 Dallas, Texas 75201
                 Attention:  Michael R. Douglas, Senior Vice
                             President, General Counsel and
                             Secretary

         With a copy to:

                 Pillsbury Madison & Sutro
                 235 Montgomery Street
                 Attn:  Terry M. Kee, Esq.
                 Telephone:  (415) 983-1724

         ii.     Booth Creek Ski Holdings, Inc.
                 100 South Frontage Road
                 Vail, Colorado 81657
                 Attention:  George N. Gillett, Jr.

         With a copy to:

                 Winston & Strawn
                 35 West Wacker Drive
                 Chicago, Illinois 60601
                 Attention:  Patrick O. Doyle

         iii.    First Trust of California, National Association
                 Escrow Depository Services
                 One California Street, 4th Floor
                 San Francisco, CA 94111
                 Attention:  Mary Lou Fuette
                 Telephone:  (415) 273-4533

         13. Binding Agreement. This Escrow Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assignees of the parties hereto, and no other person shall have any right, benefit or obligations hereunder.

         14. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

         15. Forum. Seller and Buyer hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of California and of any federal court located therein in connection with any actions or proceedings brought against Seller and Buyer by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Seller and Buyer each hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Seller or Buyer, as the case may be, at their respective addresses in accordance with Section 11 hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be executed under seal on its behalf as of the day and year first above written.

                                                BOOTH CREEK SKI HOLDINGS, INC.,a
                                                Delaware corporation


                                                By:  /s/ Jeffrey J. Joyce
                                                   ------------------------
                                                     Vice President

                                            FIBREBOARD CORPORATION,
                                            a Delaware corporation

                                            By:    /s/ Donald F. McAleenan
                                                  ------------------------

                                            Title: Vice President
                                                  -------------------



                                            FIRST TRUST OF CALIFORNIA, a
                                            national association Global
                                            Escrow Depository Services

                                            By   /s/ Mary Lou Fuette
                                                ---------------------

                                            Its  Trust Officer
                                                ----------------------

                                                                       EXHIBIT A
                                 FORM OF NOTICE

FIRST TRUST OF CALIFORNIA
Global Escrow Depository Services
One Embarcadero Center, Twentieth Floor
San Francisco, CA 94111
Attn:

          Re:      Your Escrow No. ____________

Ladies and Gentlemen:

          Please refer to the Escrow Agreement (the "Escrow Agreement") dated as of November __, 1996, among you and the undersigned, relating to the escrow account described therein (the "Escrow Account"). Pursuant to Section __ of the Escrow Agreement, you are hereby instructed to make a payment of that portion of the Escrow Account, including all interest earned thereon, in the amounts and to the parties set forth below. Such payment should be made by wire transfer in accordance with the instructions below:

                                      Amount of
      Name of Payee                  Escrow Fund           Wire Instructions
      -------------                  -----------           -----------------
FIBREBOARD CORPORATION         $1,000,000 (plus              Funds should be wired to:
                               accrued interest)             ________ Bank

                                                             Phone #

                                                             Routing #

                                                             For account:
                                                             Fibreboard Corporation

                                                      Very truly yours,

                                                      FIBREBOARD CORPORATION


                                                      By __________________________________

                                                      Its _________________________________


                                                      BOOTH CREEK SKI HOLDINGS, INC.


                                                      By __________________________________


                                                      Its __________________________________

                                                                       EXHIBIT B



                                  FEE SCHEDULE

                                   [attached]

               FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION          Esc-4
                      GLOBAL ESCROW DEPOSITORY SERVICES
                                 FEE SCHEDULE
                       FOR HOLDING (DEPOSITORY) ESCROWS

I. ACCEPTANCE FEE:
Covers the escrow agent's examination of governing instruments and all supporting documentation as well as set up of required records and accounts. Payable at opening.

Consideration                                                            FEES

$0 - 499,999                                                            $ 500
$500,000 - 999,999                                                     $1,000
$1.0 - 2.49 million                                                    $2,000
$2.5 - 4.9 million                                                     $3,000
$5.0 - 9.99 million                                                    $4,000
$10.0 million and above                                                $5,000
                                                        PLUS $0.10 PER $1,000
                                                             OVER $10 MILLION
                                                                       $1,000
II. ANNUAL ADMINISTRATION FEE:
Covers ordinary escrow agent services, such as maintenance of records, examination of notices to determine compliance with the governing instrument, and preparation and distribution of accounting statements. Payable annually in advance.

III. INVESTMENT PROCESSING FEES:
First Bank System investments                                         NO CHARGE
Outside investments                              50 BASIS PTS. OF INCOME EARNED
                                                                 (MINIMUM $250)

IV. ACTIVITY FEES:
Deposits and/or Disbursements (per transaction)                           $20
Wire transfers (incoming or outgoing)                                     $25
(Note:  Deposits & Disbursement charges are waived if utilizing wire transfers)

Off-site Closing (CA)                                                    $500
Out-of-State Closing                                                  AT COST

V. OUT-OF-POCKET EXPENSES:                                     BILLED AT COST
Expenses including but not limited to stationery, postage, telephone, insurance, shipping, Telex/Telegram, services of outside counsel and agents. (Plus indirect out-of-pocket at 3% of annual administration fees.)

VI. EXTRAORDINARY SERVICES AND EXPENSES:
Charges for performing other escrow services not specifically covered in this schedule will be determined by an appraisal of the services rendered.


            ALL ESCROW FEES ARE NON-PRORATABLE AND NON-REFUNDABLE
THE FEES SHOWN IN THIS SCHEDULE MAY BE INCREASED UPON THIRTY (30) DAYS NOTICE.

                                                                    June 1996

                                                                       EXHIBIT C



                        GENERAL PROVISIONS OF CORPORATE

                                ESCROW AGREEMENT

                                   [attached]

                       Global Escrow Depository Services

               General Provisions for Corporate Escrow Agreements

LIABILITY OF ESCROW SERVICES
-------------------------------------------------------------------------------
In performing any duties under the Escrow Agreement ("Agreement"), Escrow Agent ("Agent") shall not be liable to any Party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Agent. Agent shall not incur any such liability for (I) any act or failure to act made or omitted in good faith, or (II) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Agent shall in good faith believe to be genuine, nor will Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, Agent may consult with legal counsel in connection with Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

FEES AND EXPENSES
-------------------------------------------------------------------------------
It is understood that the fees and usual charges agreed upon for services of Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if Agent is made a Party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent in this escrow until such compensation, fees, costs, and expenses are paid. The Parties jointly and severally promise to pay these sums upon demand. Unless otherwise provided, the Parties each will pay one-half of all Agent's usual charges and Agent may deduct such sums from the funds deposited.

CONTROVERSIES
-------------------------------------------------------------------------------
If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions. Agent will not be required to determine the controversy or to take any action regarding it. Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Agent's discretion. Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Agent will not be liable for interest or damage. Furthermore, Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by Agent due to the interpleader action and which the Parties jointly and severally agree to pay. Upon initiating such action, Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

INDEMNIFICATION OF ESCROW AGENT
-------------------------------------------------------------------------------
The Parties and their respective successors and assigns agree jointly and severally to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent

General Provisions for Corporate Escrow Agreements                  Page 2 of 2

or incurred by Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

INVESTMENT INSTRUCTIONS
------------------------------------------------------------------------------
For the purpose of investing funds held in escrow, Agent may accept and act upon the oral instructions of ____________ ("Authorized Caller"), Agent will confirm all oral investment instructions in writing within 3 business days. If there is any discrepancy between any oral instructions and a written confirmation of that instruction, Agent's records of the oral investment instructions shall govern. The parties shall indemnify and hold Agent harmless from any and all liability for acting on an oral investment instruction purported to be given by an Authorized Caller. Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instructions was, in fact, an Authorized Caller. In no event shall Agent be liable to the Parties for any consequential, special, or exemplary damages, including but not limited to lost profits, from any cause whatsoever arising out of, or in any way connected with acting upon oral instructions believed by Agent to be genuine.

Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by Agent on the next business day, and Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment which is caused by circumstances beyond Agent's reasonable control.


FUNDS INVESTED DURING ESCROW
-------------------------------------------------------------------------------
The Parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless a properly completed Internal Revenue Service form W8 or W9 certification is submitted to Escrow Agent.

RESIGNATION OF ESCROW AGENT
-------------------------------------------------------------------------------
Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Agent shall be discharged from any further duties and liability under this Agreement.

AUTOMATIC SUCCESSION
-------------------------------------------------------------------------------
Any company into which the Agent may be merged or with which it may be consolidated, or any company to whom Agent may transfer a substantial amount of its Global Escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

GOVERNING LAW
-------------------------------------------------------------------------------
This Agreement is to be construed and interpreted according to California law.

Prepared by First Trust of California, National Association, Global Escrow Depository Services.

                                                                 November 1995